UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

Wireless Facilities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4810 Eastgate Mall

San Diego, California 92121

(Address of principal executive offices)

(858) 228-2000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On December 22, 2003, Wireless Facilities, Inc., a Delaware corporation (“WFI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with High Technology Solutions, Inc. (“HTS”), certain stockholders of HTS, WFI Government Services, Inc., a Delaware corporation and wholly owned subsidiary of WFI (“Parent”) and Horseshoe Merger Sub, a Delaware corporation and wholly-owned subsidiary of Parent, pursuant to which Merger Sub will merge with and into HTS, with HTS being the surviving corporation (the “Merger”). WFI will pay cash consideration of $48.75 million, including a small amount of assumption of indebtedness. The completion of the Merger is subject to customary closing conditions, and is anticipated to close in January 2004.

WFI issued a press release dated December 23, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated December 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2003	By:	/s/ ERIC DEMARCO

Eric DeMarco President and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release dated December 23, 2003